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                                                               EXHIBIT 23(d)



                             ACCOUNTANTS' CONSENT


The Board of Directors
Comerica Incorporated

We consent to the use of our report dated January 15, 1992, incorporated herein by reference, relating to the consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 1991, which report appears in the December 31, 1993, annual report on Form 10-K of Comerica Incorporated, and to the reference to our firm under the heading "Experts" in the Comerica Incorporated prospectus.


                                                  KPMG PEAT MARWICK LLP

Detroit, Michigan
November 21, 1994